Exhibit 10.6
                         NATIONAL PENN BANCSHARES, INC.
                            CAPITAL ACCUMULATION PLAN

                                AMENDMENT 1996-1
                            Effective January 1, 1989


     The National Penn Bancshares, Inc., Capital Accumulation Plan (the "Plan") is amended as follows:

     1. Section 2.3.3 of the Plan is deleted in its entirety, and Sections 2.3.4, 2.3.5, 2.3.6, and 2.3.7 are redesignated Sections 2.3.3, 2.3.4, 2.3.5, and 2.3.6.

     2. The first paragraph of Section 2.4.2 is amended in its entirety to read as follows:

      "A Participant shall at all times be one hundred percent (100%) vested and have a nonforfeitable interest in his Elective Contribution Account, Qualified Non-Elective Contribution Account, Voluntary Account, Segregated Account, Predecessor Account A, Predecessor Account B, and Predecessor Account C. The vested and nonforfeitable interest of the Participant in his Controlled Account shall be determined by reference to the Account from which the funds were originally transferred. The vested nonforfeitable interest a Participant's Matching Account shall be determined as hereinafter provided. The vested nonforfeitable interest in a Participant's Employer Account attributable to Non-Elective Contributions shall be determined as provided in Section 2.6.1 of the Plan."

     3. Subsection (f) of Section 2.4.2 is amended in its entirety to read as follows:

      "(f) Early Retirement, Resignation, or Discharge. If the employment of a Participant terminating by reason of early retirement, resignation, or discharge prior to his Normal Retirement Age, he shall be vested and have a nonforfeitable interest in a percentage of his Matching Account determined by taking into account all of his Years of Service as of such termination date in accordance with the following schedule:

                                Matching Account

    Years of Service                              Percent Vested
     Less than 1                                        0%
     1 but less than 2                                  0%
     2 but less than 3                                 25%
     3 but less than 4                                 50%
     4 but less than 5                                 75%
     5 or more                                        100%"

Executed this 28th day of February, 1996.

                                        NATIONAL PENN BANCSHARES, INC.


                                        By:  /s/ Wayne R. Weidner